                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      STREAM INTERNATIONAL HOLDINGS INC.

                       PURSUANT TO SECTIONS 242 AND 245
                        OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE


     STREAM INTERNATIONAL HOLDINGS INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     1. The name of the corporation is Stream International Holdings Inc. Stream International Holdings Inc. was originally incorporated under the name R.R. Donnelley Global Software Services Corp. and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on February 16, 1995; on April 21, 1995, the Corporation filed with the Secretary of State of Delaware a Restated Certificate of Incorporation changing its name to Stream International Inc.; and on February 8, 1996, it filed with the Secretary of State of Delaware a Certificate of Amendment changing its name to Stream International Holdings Inc.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation, as amended, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing). The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:   That the Restated Certificate of Incorporation of the Corporation,
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as amended, be and hereby is amended and restated in its entirety so that the same shall read as follows:

     FIRST. The name of this Corporation is:  Stream International Inc.

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    SECOND. The address of the Corporation's registered office in the State of
Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

    THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH. A. Authorized Shares. The total number of shares of stock which
               -----------------
the Corporation shall have authority to issue is 135,675,000, consisting of four classes: (i) 75,000,000 shares of Class A Common Stock, $.01 par value ("A Common"), (ii) 50,000,000 shares of Class A-1 Common Stock, $.01 par value ("A-1 Common"), (iii) 10,000,000 shares of Class B-V Common Stock, $.01 par value ("BV Common"), and (iv) 675,000 shares of Class B-N Common Stock, $.01 par value ("BN Common" and, together with the BV Common, "B Common"). All of the foregoing classes of stock are collectively referred to as "Common Stock", each of the A Common, the A-1 Common, the BV Common and the BN Common being a "Class of Common Stock." A holder of record of Common Stock is referred to herein as a "Stockholder." Except as set forth in Sections C and E(1) of this Article FOURTH, the term "A Common" as used herein shall refer collectively to the A Common and A-1 Common.

    B. Voting. Except as provided in Article ELEVENTH, the holders of record of
       ------
A Common, BV Common and BN Common, voting together as a single class, shall have full voting rights on all matters submitted to a vote of Stockholders. Stockholders may vote by written consent. Each share of A Common, BV Common and BN Common shall entitle the holder thereof to one vote.

    C. Distributions. No dividend shall be declared or paid on any Class of
       -------------
Common Stock payable in any other Class of Common Stock of the Corporation. No dividend payable in shares of a Class of Common Stock shall be declared or paid on the same Class of Common Stock, nor shall the shares of any Class of Common Stock be subdivided or combined into a different number of shares, unless concurrently therewith a dividend of equal proportionate amount is declared and paid on each other Class of Common Stock in shares of such Class, or the shares of each other Class of Common Stock are similarly subdivided or combined, so that the proportion which the number of issued and outstanding shares of each Class of Common Stock bears to the total number of issued and outstanding shares of Common Stock will not change as a result of such dividend, subdivision or combination.

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

Notwithstanding the foregoing, if the Corporation declares or pays any dividend or distribution consisting of shares of capital stock of Modus Media International Holdings Inc. or Corporate Software & Technology Holdings Inc., or any subsidiary thereof (collectively, the "Subsidiaries"), or declares or pays any dividend or distribution consisting of the proceeds of any sale or other disposition of any one or more of the Subsidiaries, no such dividend or distribution shall be declared or paid on shares of A-1 Common and the entire amount of such dividend or distribution shall be paid to holders of each other outstanding Class of Common Stock.

    D. Liquidation. Upon the liquidation, dissolution or winding up of the
       -----------
Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive equal per share distributions of the assets of the Corporation remaining after payment or provision for payment of all liabilities.

    E. Conversion.
       ----------

    1. Effective at the earlier of (a) the time immediately prior to the payment for and delivery of shares of common stock of the Company sold to underwriters (the "Closing") in the first public offering registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Initial Public Offering") or
(b) immediately prior to the first distribution of the remaining assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation, each share of B Common shall automatically be converted into 1.01527911 shares of A Common (representing one share of A Common plus a fraction of a share of A Common of which the numerator is the number of shares of BV Common issuable upon exercise of all options to purchase BV Common granted by the Corporation after the time of the filing of the Corporation's Restated Certificate of Incorporation with the Secretary of State of Delaware on April 21, 1995 (the "Filing Time") which have lapsed or expired prior to the Calculation Time (calculated immediately prior to such lapse or expiration) and the denominator is the sum of (i) the number of shares of BV Common outstanding immediately prior to the Calculation Time and (ii) the number of shares of BV Common issuable upon exercise of all outstanding options to purchase BV Common immediately prior to the Calculation Time.) For purposes hereof, "Calculation Time" shall refer to the closing of the transaction pursuant to which the Corporation contributes its outsource manufacturing business and software sale and licensing business to two subsidiaries (the "Contribution"), and the "Distribution" shall refer to the closing of the transaction pursuant to which the Corporation distributes all of the outstanding shares of voting stock of such subsidiaries to its stockholders.

    2. Each holder of shares of BN Common shall be entitled to convert any or all of such shares of BN Common into the same number of shares of BV Common immediately prior to the effectiveness of any merger, consolidation or

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similar transaction involving the Corporation if after consummation of such transaction a person or group of persons (within the meaning of the Securities Exchange Act of 1934) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's board of directors. Any holder of shares on BN Common desiring to elect to so convert shall deliver notice to the Corporation at its principal executive office at any time prior to the close of business on the last business day preceding the effectiveness of such transaction, specifying the number of shares to be so converted.

    3. The number of full and fractional shares of A Common to which a B Holder is entitled upon conversion shall be determined on the basis of the total number of shares of B Common being converted held by such B Holder.

    4. From and after the conversion of B Common or BN Common pursuant to this Section E, the certificates representing the shares so converted shall be deemed for all purposes to represent the number of shares of Common Stock into which such shares have been converted, but (unless the Common Stock issued upon the Calculation Time will cease to be outstanding) the holder thereof shall be entitled to a new certificate or certificates for the shares of Common Stock into which the shares formerly evidenced by such outstanding certificate have been converted, upon surrender to the Corporation of such certificate duly endorsed or accompanied by proper instruments of transfer. The Corporation shall pay any documentary stamp or similar tax due on the issuance of Common Stock upon conversion of B Common, and the holder of any shares so converted shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation that no such tax is due) if the shares of Common Stock issuable upon conversion are to be issued in a name other than the name of such holder.

    5. The Corporation shall at all times reserve sufficient shares of A Common and BV Common out of its authorized but unissued Common Stock to permit all conversions contemplated by this Section E. All shares of Common Stock issued upon conversion shall be deemed validly issued, fully paid and nonassessable. The Corporation will endeavor to comply with all applicable federal and state securities laws and to list the shares of Common Stock issued upon conversion on each securities exchange on which the Class so issued is then listed.

    F. Previous Reclassification of Stock. Upon the filing of the Restated
       ----------------------------------
Certificate of Incorporation of the Corporation on April 25, 1995, each share of Common Stock, $.01 par value, of the Corporation issued and outstanding immediately prior to the time of such filing was reclassified into 2,994.638 shares of A Common. Pending the surrender of certificates representing the Common Stock reclassified pursuant to the preceding sentence, each certificate therefor shall, from

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and after the time of such filing, be deemed to represent the shares of A Common into which the shares evidenced thereby were so reclassified.

    FIFTH.

    A. Restrictions on Transfer. No Stockholder may sell, transfer, assign,
       ------------------------
give, encumber, pledge or otherwise dispose of ("Transfer") all or any part of its shares of Common Stock in the Corporation (whether voluntarily, involuntarily or by operation of law), except that a Stockholder may Transfer any or all of its shares in the Corporation, subject to compliance with the provisions of Sections B and C below:

    1. to the Corporation;

    2. to any other Stockholder;

    3. by gift, bequest or operation of the laws of descent;

    4. to an entity unaffiliated with the Corporation pursuant to a merger, consolidation, stock-for-stock exchange or similar transaction involving the Corporation;

    5. if such Stockholder is a partnership, to its partners;

    6. pursuant to a transaction which would be exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption provided by Section 4(2) of the Securities Act if the transferor were the issuer of the shares, provided that the transferee is an "Accredited Investor" within the meaning of Rule 501(a) promulgated under the Securities Act; or

    7. pursuant to an effective registration statement under the Securities Act.

    Any such permitted transferee pursuant to clauses (2), (3), (5) or (6) shall receive and hold such shares or portion thereof subject to the terms hereof and the obligations of the transferor Stockholder, and there shall be no further transfer of such shares in the Corporation or portion thereof except in accordance with the terms of this Article FIFTH.

    Each certificate for shares of Common Stock shall bear a legend in substantially the following form:

    "The sale, assignment, pledge, encumbrance or other transfer of the shares represented by this certificate is subject to restrictions, and such shares are subject to

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

    certain mandatory transfers, as provided in the Amended and Restated Certificate of Incorporation of the Corporation, a copy of which is on file at the principal executive offices of the Corporation."

    Until the Corporation has received an opinion of counsel reasonably satisfactory to it that shares of Common Stock may be Transferred in a transaction involving a public offering within the meaning of the Securities Act without registration thereunder, or are being sold pursuant to a registration statement thereunder, each certificate for shares of Common Stock shall bear the following legend:

    "The shares represented by this certificate were issued without registration under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged, encumbered or otherwise transferred unless such shares have been registered under the Act or the Corporation has received an opinion of counsel reasonably satisfactory to it that such registration is not required."

Appropriate stop transfer notations shall be entered in the books of the Corporation, and no Transfer shall be recorded therein except upon compliance with the conditions of the foregoing legend.

    The provisions of this Article FIFTH (including the provisions of Sections B and C below) shall terminate and be of no further force and effect upon the closing of, and shall not apply to shares sold as a part of, the Initial Public Offering.

    B. Additional Limitations on Transfer.
       ----------------------------------

    1. Notwithstanding the provisions of Section A above, no Transfer of the shares of Common Stock shall be made if, in the opinion of outside counsel to the Corporation, such Transfer (i) may not be effected without registration under the Securities Act or (ii) would result in the violation of any applicable state securities laws. Any attempted Transfer of shares of Common Stock which does not comply with the applicable provisions of this Article FIFTH shall be null and void. The Corporation shall not cooperate with or record on its books any Transfer of shares of Common Stock not Transferred in accordance with this Article FIFTH, nor shall the Corporation be liable to any Stockholder or Transferee for any damages, losses or expenses, or be subject to any other remedy, as a consequence of any actions taken or not taken by the Corporation hereunder.

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

    2. A permitted transferee of the shares of a Stockholder, or any portion thereof, shall become a Stockholder entitled to all the rights of a Stockholder if, and only if:

       (a) the transferee or the transferor pays to the Corporation all costs and expenses incurred in connection with such Transfer, including specifically, without limitation, costs incurred in the review and processing of the Transfer; and

       (b) the transferee executes and delivers such instruments, in form and substance satisfactory to the Corporation, as may be necessary or desirable to effect such Transfer and to confirm the agreement of the transferee to be bound by all of the terms and provisions hereof.

    3. The Corporation shall be entitled to treat the record owner of any shares in the Corporation as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as the Transfer of such shares has been recorded on the books of the Corporation.

    C. Right of First Offer; Tag Along, Drag Along Rights.
       --------------------------------------------------

    1. If a Stockholder wishes to Transfer shares (which Transfer may only be made by way of a sale for cash), the Stockholder wishing to Transfer the shares (the "Offering Stockholder") shall first give thirty days' prior written notice (a "First Offer Notice") to the Corporation stating the desire of such Stockholder to make such Transfer, the number and class of shares to be Transferred (the "First Offer Shares"), and the cash price which such Stockholder proposes to be paid for the First Offer Shares (the "First Offer Price").

    Upon receipt of the First Offer Notice, the Corporation shall have the irrevocable and exclusive option to purchase all, but not less than all, of the First Offer Shares at the First Offer Price. The Corporation's option under this Section C(1) shall be exercisable by written notice to the Stockholder wishing to effect the Transfer given on or before the thirtieth day after the date the First Offer Notice was actually received by the Corporation. Delivery of such a written notice of exercise shall constitute an irrevocable obligation on the part of the Corporation to purchase the First Offer Shares at the First Offer Price.

    If the First Offer Notice has been duly given and the Corporation does not exercise its option and purchase all of the First Offer Shares (or a lesser number consented to by the Stockholder wishing to effect the Transfer), the Stockholder wishing to effect the Transfer shall be free, for a period of 180 days from the expiration of the first offer acceptance period, to sell the First Offer Shares at a cash price not less than 95% of the First Offer Price and on the other material terms set

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

forth in the First Offer Notice, provided that such sale complies with the provisions of Sections A and B hereof.

     If the proposed purchase price of a transferee for the First Offer Shares is less than 95% of the First Offer Price, the Offering Stockholder shall not Transfer any of the First Offer Shares unless the Offering Stockholder first reoffers the First Offer Shares at such lesser cash price to the Corporation by giving 15 days' prior written notice (the "Reoffer Notice") thereof, stating the Offering Stockholder's intention to make such Transfer at such lower cash price (the "Reoffer Price"). The Corporation shall then have the irrevocable and exclusive option to purchase the First Offer Shares at the Reoffer Price, exercisable by written notice to the Offering Stockholder given on or before the 15th day after the date that the Reoffer Notice was actually received by the Corporation. If the Corporation does not then purchase all the First Offer Shares (or a lesser number consented to by the Offering Stockholder), such First Offer Shares may be sold by the Offering Stockholder to a transferee within 60 days following the date of the expiration of the 15-day reoffer acceptance period, at a cash price equal to or greater than the Reoffer Price, provided that such sale complies with the provisions of Sections A and B hereof.

     If the Corporation does not exercise the option to purchase the First Offer Shares at the First Offer Price or at the Reoffer Price, and the Offering Stockholder has not sold the First Offer Shares to a transferee for any reason before the expiration of the 60-day period described above in the event of a Reoffer or, if no Reoffer Notice is given, the 180-day period described above, the Offering Stockholder shall not give a First Offer Notice with respect to a transaction which would require compliance with this Section C(1) for a period of 180 days from the expiration of such 60-day or 180-day period, as the case may be.

     The closing of purchases pursuant to first offer rights granted under this Section C(1) shall take place in the principal executive office of the Corporation at 10:00 a.m. local time on the tenth business day following the delivery to the Offering Stockholder of all notices exercising such first offer rights, or at such other time and/or place as the parties to such purchase may agree. At such closing (a) the Offering Stockholder shall Transfer to the Corporation good and marketable title to the Shares being purchased by the Corporation, free and clear of any lien, claim or encumbrance, by delivery of such instruments of transfer as the Corporation shall reasonably request; and
(b) the Corporation shall pay to the Offering Stockholder the purchase price for the Shares being purchased in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as such Offering Stockholder shall direct by written notice delivered to the Corporation, not later than two business days before such closing.

     The provisions of this Section C(1) shall not apply to a Transfer described in clauses (1), (3), (4), (5) or (7) of Section A hereof.

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     2. If any Stockholder or Stockholders (the "Selling Stockholders"), having complied with the provisions of Section C(1) with respect to such proposed Transfer and all applicable waiting periods thereunder having expired, propose to Transfer pursuant to clauses (1), (2) or (6) of Section A in a single transaction or a series of related transactions more than 50% of the aggregate number of outstanding shares of Common Stock of the Corporation ("Shares"), such Stockholders shall, not later than 30 days before the closing of such proposed Transfer, give written notice of such proposed Transfer to the Corporation, which shall promptly send a copy thereof to each other Stockholder, and each other Stockholder shall have the right (a "Tag Along Right") to require the Selling Stockholders to reduce the number of Shares to be Transferred by the Selling Stockholders, if necessary, and to require the proposed purchaser to purchase from each of the other Stockholders electing to exercise a Tag Along Right that number of Shares equal to the product obtained by multiplying (i) the total number of Shares to be purchased by the purchaser by (ii) the electing Stockholder's Fractional Shares, rounded up to the nearest whole number, such purchase to be upon the same terms and conditions at the same time and place as the sale of Shares by the Selling Stockholders in the proposed Transfer. In order to exercise any Tag Along Right, an electing Stockholder must be able to transfer good and marketable title to such Stockholder's Shares to the purchaser, free and clear of any lien, claim or other encumbrance. For purposes of this Section C, the term "Fractional Shares" means the quotient obtained by dividing (a) the total number of Shares owned by the electing Stockholder, by
(b) the sum of the total number of Shares owned by all electing Stockholders and the Selling Stockholders. Each electing Stockholder shall give written notice of its election to the Selling Stockholders no later than 10 business days after its receipt of the notice from the Corporation described above. This Section C(2) shall not apply to any Selling Stockholder or Stockholders who elect to exercise their Drag Along Rights provided in Section C(3).

     3. If any Stockholder or Stockholders which collectively own at least 66 2/3% of the outstanding Shares (the "Disposing Stockholders"), having complied with the provisions of Section C(1) with respect to such proposed disposition and all applicable waiting periods thereunder having expired, propose to sell or otherwise dispose of all of the Shares then owned by them in a single transaction or a series of related transactions pursuant to clauses (4) or (6) of Section A (a "Total Disposition"), the Disposing Stockholders shall have the right (a "Drag Along Right") to require each of the other Stockholders to sell and deliver good and marketable title to all of the Shares held by such Stockholder to the purchaser, free and clear of any lien, claim or other encumbrance, upon the same terms and conditions, and at the same time and place, as the Disposing Stockholders sell Shares pursuant to this disposition. The Disposing Stockholders may exercise the Drag Along Right by giving written notice (a "Total Disposition Notice") of such proposed Total Disposition no later than 30 days before the proposed closing of such Total Disposition, identifying the purchaser and describing the consideration to be paid and the other material terms thereof, to the Corporation, which shall promptly send a copy thereof to each other Stockholder.

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

    4. None of the restrictions contained in this Section C shall apply to any
Transfer:

       (a) by a Stockholder to a spouse, child, parent, sibling or grandchild of such Stockholder or to a trust of which there are no beneficiaries other than such Stockholder or one or more of such relatives;

       (b) by a Stockholder which is a corporation, partnership or limited liability corporation to an affiliate (as hereinafter defined) thereof or by a Stockholder which is a partnership to its partners; and

       (c) by a Stockholder to any other person or entity who, prior to such Transfer, is a Stockholder.

    SIXTH. The Corporation shall have a perpetual existence.

    SEVENTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided that the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any specific limitation on such power contained in any Bylaw adopted by the Stockholders.

    EIGHTH. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

    NINTH. 1. Action, Suits and Proceedings Other than by or in the Right of the
              ------------------------------------------------------------------
Corporation. The Corporation shall indemnify each person who was or is a party
-----------
or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo
                                                                           ----
contendere or its equivalent, shall not, of itself, create a presumption that
----------
the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

    2. Actions or Suits by or in the Right of the Corporation.  The Corporation
       ------------------------------------------------------
shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

    3. Indemnification for Expenses of Successful Party. Notwithstanding the
       ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he or she shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the
          ---------------
Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and
(v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

    4. Notification and Defense of Claim. As a condition precedent to his or
       ---------------------------------
her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

    5. Advance of Expenses. Subject to the provisions of Section 6 below, in the
       -------------------
event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by or on behalf of an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the

Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expense incurred by or on behalf of an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

    6.   Procedure for Indemnification.  In order to obtain indemnification or
         -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of Stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

    7.   Remedies.  The right to indemnification or advances as granted by this
         --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advance of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

    8. Subsequent Amendment. No amendment, termination or repeal of this Article
       --------------------
or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

    9. Other Rights. The indemnification and advancement of expenses provided by
       ------------
this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of Stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

    10. Partial Indemnification. If an Indemnitee is entitled under any
        -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any action, suit, proceeding or investigation and any appeal, therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

    11. Insurance. The Corporation may purchase and maintain insurance, at its
        ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

    12. Merger or Consolidation. If the Corporation is merged into or
        -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

    13. Savings Clause. If this Article or any portion hereof shall be
        --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

    14. Definitions. Terms used herein and defined in Section 145(h) and
        -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

    15. Subsequent Legislation. If the General Corporation Law is amended after
        ----------------------
adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law, as so amended.

    TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

    ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

    A. Number of Directors. The number of directors shall be fixed from time to time by, or in the manner provided in, the Corporation's By-laws.

    B. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III.

C.   Election of Directors.
     ---------------------

    (i) Elections of directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.

    (ii) The holders of record of shares of A Common, exclusively and as a separate class, shall be entitled to elect one director of the Corporation, and the holders of record of B Common, exclusively and as a separate class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of A Common then outstanding shall constitute a quorum of the A Common for the purpose of electing directors by holders of A Common, and the presence in person or by proxy of the holders of a majority of the shares of B Common then outstanding shall constitute a quorum of the B Common for the purpose of electing directors by holders of B Common. A vacancy in any directorship filled by the holders of A Common or B Common shall be filled only by vote or written consent in lieu of a meeting of the holders of A Common or B Common, respectively, or, in the case of a B Common directorship, by the remaining directors elected by the holders of B Common. The provisions of this Section C(ii) shall terminate and be of no further force and effect upon the earlier of
(a) June 30, 1999 and (b) the conversion of shares of B Common into A Common pursuant to Section E of Article FOURTH above.

    D. Terms of Office. Each director shall serve for a term ending on the date
       ---------------
of the third annual meeting following the annual meeting at which such director was elected and until his or her successor is duly elected and qualified; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of Stockholders in 1998 and until his or her successor is duly elected and qualified; each initial director in Class II shall serve for a term ending on the date of the annual meeting of Stockholders in 1999 and until his or her successor is duly elected and qualified; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of Stockholders in 2000 and until his or her successor is duly elected and qualified; and provided further, that the term of each director
                           ----------------
shall be subject to his earlier death, resignation or removal.

    E.   Allocation of Directors Among Classes in the Event of Increases or
         ------------------------------------------------------------------
Decreases in the Number of Directors.  In the event of any increase or decrease
------------------------------------
in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

    F. Quorum; Action at Meeting.  A majority of the directors at any time in
       -------------------------
office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section A above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-laws of the Corporation or by this Amended and Restated Certificate of Incorporation.

    G. Removal. Directors of the Corporation elected by the holders of A Common
       -------
pursuant to Section C(ii) above may be removed only by the affirmative vote of the holders of a majority of the shares of the A Common of the Corporation issued and outstanding and entitled to vote. Directors of the Corporation elected by the holders of B Common pursuant to Section C(ii) above may be removed only by the affirmative vote of the holders of a majority of the shares of the B Common of the Corporation issued and outstanding and entitled to vote.

    H. Vacancies. Except as set forth in Section C above, any vacancy in the
       ---------
Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

    I. Stockholder Nominations and Introduction of Business, Etc. Advance notice
       ---------------------------------------------------------
of Stockholder nominations for election of directors and other business to be brought by Stockholders before a meeting of Stockholders shall be given in the manner provided by the By-laws of the Corporation.

    J. Amendments to Article. Notwithstanding any other provisions of law, this
       ---------------------
Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

    TWELFTH. The Corporation shall not, without first obtaining the affirmative vote or written consent of R.R. Donnelley & Sons Company ("RRD"):

    1. Amend or repeal any provision of, or add any provision to, the Corporation's Amended and Restated Certificate of Incorporation, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided herein for the benefit of, RRD or its Affiliates (as hereinafter defined);

    2. Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends or liquidation superior to or on a parity with any such preference or priority of the Class A Common Stock;

    3. Merge or consolidate into or with any other person in a transaction which results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or its parent) less than 50% of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity or its parent outstanding immediately after such merger or consolidation, or sell all or substantially all of the Corporation's assets, in either case unless the Distribution shall have occurred and the aggregate consideration received by the Corporation and its Stockholders and optionholders in such transaction is equal to at least $150 million. For this purpose, publicly traded securities shall be valued based upon the closing price of such securities on the date immediately prior to the effective date of the definitive agreement with respect to such transaction (the "Valuation Date"). RRD shall be deemed to have approved a transaction for which RRD's approval is required under this paragraph (3) on the 15th business day after receipt by RRD of a written request from the Corporation for approval of such transaction, which request specifies in reasonable detail the identity of such other person, the consideration to be received by the Corporation and its Stockholders and optionholders in such transaction and the other terms of and conditions to such transaction, unless RRD offers to purchase, and purchases from each Stockholder and optionholder accepting such offer, each outstanding share of capital stock of the Corporation including each option therefor at a price per share equal to the value of the consideration that the Stockholders of the Corporation would have received with respect to each such share as a result of the proposed transaction (assuming, in the case of consideration consisting in whole or in part of publicly traded securities, a value based upon the closing price of such securities on the Valuation Date);

    4. Sell, or permit any of its subsidiaries to sell, assets (including stock of any such subsidiary) constituting 25% or more of the Corporation's assets (measured by book value as of the close of the last month preceding such sale) or issue, or permit any subsidiary to issue, Common Stock representing 25% or more of the total number of shares of Common Stock outstanding prior to such issuance unless the consideration received by the Corporation, or such subsidiary, therefor consists solely of cash and/or securities of a class registered under the Securities Exchange Act of 1934, as amended;

    5. Effect the Initial Public Offering unless the Distribution shall have occurred and the Corporation is valued in the Initial Public Offering at not less than $125 million (determined by multiplying the total number of shares outstanding immediately following the Initial Public Offering on a fully diluted basis by the offering price to the public);

    6. Enter, or permit any subsidiary to enter into, any transaction with an Affiliate (as hereinafter defined) of the Corporation, including, without limitation, the purchase of Stock, whether pursuant to Section C(1) of Article FIFTH or otherwise; provided, however, that approval shall not be required for
(a) any incentive or compensatory arrangement between the Corporation (or any subsidiary of the Corporation) and an officer of the Corporation (or any subsidiary of the Corporation), regardless of whether such arrangement is in the form of equity or cash incentives or compensation, (b) transactions, agreements and other obligations disclosed by the Corporation to R.R. Donnelley & Sons Company prior to the effectiveness of this Amended and Restated Certificate of Incorporation (and any transactions contemplated by any such disclosed agreements) or (c) transactions with Modus Media International Holdings Inc. or Corporate Software & Technology Holdings Inc. (or any subsidiary of either of the foregoing) that are in the ordinary course of business and are not material to the Corporation;

    7. Dissolve or completely liquidate the Corporation; or

    8. Issue, incur or assume, or permit any subsidiary to issue, incur or assume, any indebtedness for borrowed money if, after giving effect thereto, the aggregate principal amount of all such indebtedness of the Corporation and its subsidiaries shall exceed the greater of (i) six (6) times EBITDA (as defined below) for the four fiscal quarters of the Corporation most recently completed or (ii) the aggregate principal amount of all asset-backed working capital lines granted to the Corporation and its subsidiaries by one or more banks or comparable lending institutions.

    The provisions of this Article shall terminate and be of no further force and effect immediately following the earliest to occur of (i) the Closing of the Initial Public Offering, (ii) the sale of all or substantially all of the assets of the Corporation, or (iii) a merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or its parent) less than 50% of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity or its parent outstanding immediately after such merger or consolidation.

    "EBITDA" means, without duplication (i) the consolidated earnings of the Corporation and its subsidiaries; plus or minus (ii) any provision or credit or
                                  -------------
franchise taxes included in the determination of such consolidated earnings;

plus; (iii) net interest expenses, including deferred financing fee amortization
----
deducted in determination of such consolidated earnings; plus (iv) depreciation
                                                         ----
and amortization deducted in the determination of such consolidated earnings plus or minus (v) extraordinary losses or gains, or any one-time, unusual or
-------------
non-recurring charges or credits in each case discussed and applied under generally accepted accounting principles, included in the determination of such consolidated earnings such as, but not all inclusive, of the following types:

    (1) Charge or credit on disposal of a part of a business which does not meet the APB 30, par. 13 criteria under generally accepted accounting principles for a segment of a business which has been reported as a separate component of income from continuing operations;

    (2) Charge or credit associated with a one-time employee termination program or plan;

    (3) Charge or credit on the impairment, disposal or abandonment of a fixed asset;

    (4) Charge or credit on the impairment, disposal or abandonment of an investment (or joint venture) accounted for under the equity method;

    (5) Charge or credit associated with the efforts of a strike, including those against competitors and major suppliers;

    (6) Charge or credit associated with the discontinuance of certain product lines;

    (7) Casualty charges or credits net of insurance recoveries, related to infrequent occurrences not qualifying for extraordinary charge criteria as defined under generally accepted accounting principles;

     (8) Charge or credit associated with the guarantee of the loan of a supplier;

     (9) Charge or credit associated with plant relocation;

     (10) Charge or credit associated with litigation and environmental issues;

     (11) Charge or credit associated with loan prepayments and refinancings;

     (12) Charge or credit associated with changes in compensation programs;

     (13) Charge or credit associated with the write-off of deferred pre-production, deferred research and development and deferred start-up costs for new locations and facilities;

     (14) Charge or credit associated with acquisition activities;

     (15) Charge or credit associated with merger or acquisition or initial public offering activities;

     (16) Charge or credit associated with the disposal of marketable securities;

provided that, in order to be excluded from the EBITDA calculation under clause
--------
(v) above, (A) each charge or credit must be extraordinary, one-time, unusual or non-recurring and of an amount greater than $50,000 and (B) the cumulative effect of the charges and credits must be of sufficient magnitude to cause a 2% change in EBITDA. To the extent a charge or credit which is excluded from the EBITDA calculation under clause (v) above is associated with a change in the Corporation's business (such as a plant closing, major customer defection, product discontinuance, etc.), EBITDA will also be adjusted for a pro-forma impact of such changes. Any subsequent changes in accounting principles, whether or not promulgated by the Financial Accounting Standards Board, shall be excluded. Also, in calculating "EBITDA" with respect to any period other than the fiscal year of the Corporation, EBITDA shall be determined on the basis of interim financial statements prepared on the same basis as the annual financial statements.

    An "Affiliate" of any designated Person shall mean any other Person that has a relationship with such designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns 10% or more of all then outstanding equity interests in, or

10% or more of the combined voting power of all then outstanding securities entitled to vote generally in the election of directors of, the other; and for this purpose the term "control" shall mean the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another Person, whether by contract, through voting securities or otherwise; provided that Bain Capital, Inc. and its directors and officers (collectively, the "Bain Group") and any investment fund controlled by the Bain Group (collectively, the "Bain Investment Funds") shall be deemed to be Affiliates of the Corporation and its subsidiaries, but any entity in which a Bain Investment Fund has made an investment shall not be deemed to be an Affiliate of the Corporation or its subsidiaries for any purpose. "Person" shall mean any individual, entity or group, including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

THIRTEENTH. The Corporation hereby expressly elects, pursuant to Section 203(b)(c) of the General Corporation Law, not to be governed by Section 203 of the General Corporation Law.

EXECUTED at Canton, Massachusetts on December 15, 1997.

                         STREAM INTERNATIONAL HOLDINGS INC.



                         By:/s/ Stephen D.R. Moore
                            ------------------------------
                             Stephen D.R. Moore
                             President